UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On March 13, 2012, the United States Department of the Treasury (“Treasury”), as the selling shareholder, closed the sale of 206,896,552 shares of common stock, par value $2.50 per share (“AIG Common Stock”), of American International Group, Inc. (“AIG”), at an initial public offering price of $29.00 per share (the “Offering”). AIG purchased 103,448,276 shares of AIG Common Stock in the Offering at the initial public offering price for an aggregate purchase amount of approximately $3.0 billion.

In connection with the Offering, AIG entered into an Underwriting Agreement, dated March 8, 2012 (the “Underwriting Agreement”), among AIG, Treasury and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The exhibits are incorporated by reference into the Registration Statement (No. 333-160645) related to the Offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated March 8, 2012, among AIG, Treasury and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

5.1	Validity Opinion of Kathleen E. Shannon, Esq.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: March 13, 2012	By:	/s/ Kathleen E. Shannon
		Name: Title:	Kathleen E. Shannon Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

1.1	Underwriting Agreement, dated March 8, 2012, among AIG, Treasury and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

5.1	Validity Opinion of Kathleen E. Shannon, Esq.

8.1	Tax Opinion of Sullivan & Cromwell LLP.